UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Ethan Allen Interiors Inc.

(Name of Registrant as Specified in Its Charter)

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Ethan Allen Confirms Receipt of Director Nominations from Doug Bergeron

No Shareholder Action Required at This Time

DANBURY, CT, August 5, 2026 (GLOBE NEWSWIRE) -- Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today confirmed receipt of notice from Doug Bergeron of his nomination of six individuals to stand for election to Ethan Allen’s Board of Directors (the “Board”) at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”).

The Board and its Corporate Governance, Nominations and Sustainability Committee will review the proposed director nominees and present the Board’s recommendation regarding director nominees in the Company’s definitive proxy statement, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to all Ethan Allen shareholders eligible to vote at the 2026 Annual Meeting.

Ethan Allen shareholders are not required to take any action at this time.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek for three consecutive years, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Additional Information and Where to Find It

The Company intends to file a proxy statement and BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC's website at www.sec.gov.

Participants in the Solicitation

M. Farooq Kathwari; Maria Eugenia Casar; David M. Sable; Tara I. Stacom; and Cynthia Ekberg Tsai are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of the Company's non-employee Directors is set forth in the section titled “Director Compensation” in the Company's definitive proxy statement filed with the SEC on September 26, 2025 (the “2025 Proxy Statement”), at page 16, and is available here. Information about the compensation of Mr. Kathwari is set forth in the section titled “Compensation Discussion and Analysis” and the related Compensation Tables in the 2025 Proxy Statement at page 31 and is available here. Information regarding the participants' holdings of the Company's securities can be found in the section titled “Security Ownership” in the 2025 Proxy Statement, at page 42, and is available here. Additional updates to certain participants' holdings following the date of the 2025 Proxy Statement have been reflected in their subsequent Section 16 filings (Forms 3, 4 and 5), which are available on the SEC's website at www.sec.gov or on the Company's website at https://ir.ethanallen.com/sec-filings/section-16-filings.

Such filings are available on the Company's website at https://ir.ethanallen.com/sec-filings or through the SEC's website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company's proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting.

Investor Relations Contact:

Matt McNulty

Senior Vice President, Chief Financial Officer and Treasurer

IR@ethanallen.com